     As filed with the Securities and Exchange Commission on March 1, 1996.

                                                    Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CRYENCO SCIENCES, INC.
             (Exact name of registrant as specified in its charter)



              DELAWARE                                  52-1471630
    (State or other jurisdiction of     (I.R.S. employer identification number)
     incorporation or organization)

                               3811 JOLIET STREET
                             DENVER, COLORADO  80239
               (Address of principal executive offices) (Zip Code)


                               1995 INCENTIVE AND
                         NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                ALFRED SCHECHTER
                              CHAIRMAN OF THE BOARD
                             CRYENCO SCIENCES, INC.
                   C/O CHARTERHOUSE GROUP INTERNATIONAL, INC.
                         535 MADISON AVENUE - 28TH FLOOR
                             NEW YORK, NEW YORK 10022
                     (Name and address of agent for service)
                                  (212) 421-3125
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             JEFFREY N. SIEGEL, ESQ.
                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                            NEW YORK, NEW YORK  10036

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
  Title of securities        Amount to be    Proposed maximum offering    Proposed maximum aggregate      Amount of
   to be registered           registered         price per share*               offering price         Registration Fee
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share       300,000                 $3.75                      $1,125,000                $388.00
------------------------------------------------------------------------------------------------------------------------

     *Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) on the basis of the average of the high and low prices reported on the NASDAQ National Market System for the Registrant's Common Stock on February 27, 1996.

     If any of the securities being registered pursuant to this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

===============================================================================

                                     PART I

                            INFORMATION REQUIRED IN THE
                              SECTION 10(a) PROSPECTUS

     The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1995 and the description of the Registrant's Class A Common Stock, par value $.01 per share, set forth in the Registrant's Registration Statement No. 33-48738 on Form S-2 are incorporated herein by reference and are deemed to be part hereof.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all shares of Class A Common Stock, par value $.01 per share (the "Shares"), offered by the Registrant for purchase pursuant to options which may be granted under the Registrant's 1995 Incentive and Non-Qualified Stock Option Plan have been sold or deregistering all such Shares then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.
                                     2

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (A) The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "GCL") and by the Certificate of Incorporation of the Registrant. The Certificate of Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or to any stockholder of the Registrant for monetary damages for breach of fiduciary duty as a director, except that there is no limit on the liability of a director
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     (B) The Board of Directors of the Registrant authorized the Registrant to enter into indemnity agreements with officers or directors of the Registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the Registrant has entered into indemnity agreements with each of its directors and certain of its officers.

     The indemnity agreements obligate the Registrant to provide the maximum protection allowed under the GCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

      1. The indemnity agreements establish the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the GCL. Indemnification will be made unless the Board of Directors, independent legal counsel or the stockholders of the Registrant determines that the applicable standard of conduct has not been met.

     2. The indemnity agreements provide that litigation expenses shall be paid promptly by the Registrant as they are incurred or shall be advanced on behalf of the officer or director as may be appropriate against delivery of invoices therefor in advance of indemnification, provided that if it is ultimately determined that such officer or director is not entitled to indemnification for such expenses he or she shall promptly repay such amounts to the Registrant.

     3. In the event of a determination by the Board of Directors, independent legal counsel or the stockholders of the Registrant that an officer or director did not meet the standard of conduct required for indemnification, the indemnity agreements allow such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the indemnity agreements.

     4. The indemnity agreements explicitly provide for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the indemnity agreements.

     5. The indemnity agreements cannot be unilaterally modified or amended by the Registrant, the Board of Directors or the stockholders of the Registrant.

     (C) The Registrant maintains a $2,000,000 directors and officers liability policy with a $2,000,000 excess coverage policy, both of which expire on December 17, 1996. However, the scope of such insurance policies contain a number of limitations with respect to the types of claims covered.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number           Description
--------------           -----------
      4.1                1995 Incentive and Non-Qualified Stock Option Plan.

      4.2 Form of Option Agreement under the 1995 Incentive and Non-Qualified Stock Option Plan.

      5 Opinion of Shack & Siegel, P.C. with respect to the legality of the shares of Common Stock being registered hereby.

     23.1 Consent of Shack & Siegel, P.C. (contained in the Opinion filed as Exhibit 5 hereto).

     23.2                Consent of Ernst & Young LLP.

     24 Power of Attorney (contained on the signature page hereof).

     ITEM 9.  UNDERTAKINGS.

     A.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 1st day of March, 1996.
                              CRYENCO SCIENCES, INC.
                              (Registrant)

                              By: /s/ Alfred Schechter
                                  --------------------------------
                                  Alfred Schechter,
                                  Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Alfred Schechter and Dale A. Brubaker, and each of them acting singly, as his attorney-in-fact, to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the date indicated.

       SIGNATURE                   DATE       CAPACITY IN WHICH SIGNED
       ---------                   ----       ------------------------

/s/ Alfred Schechter         March 1, 1996   Chairman of the Board, Chief
-------------------------                    Executive Officer, President and
    Alfred Schechter                         Director of the Company (Principal
                                             Executive Officer)

/s/ Dale A. Brubaker         March 1, 1996   President and Chief Operating
-------------------------                    Officer of Cryenco, Inc. and
    Dale A. Brubaker                         Director of the Company

/s/ James A. Raabe           March 1, 1996   Vice President, Treasurer, Chief
-------------------------                    Financial Officer and Secretary
    James A. Raabe                           of the Company, Vice President,
                                             Treasurer, Chief Financial Officer
                                             and Secretary of Cryenco, Inc.
                                             (Principal Financial and Accounting
                                             Officer)

                                             Director of the Company
-------------------------
    Jerome L. Katz

                                             Director of the Company
-------------------------
    William P. Phelan

/s/ Russell R. Haines        March 1, 1996   Director of the Company
-------------------------
    Russell R. Haines

/s/ Burton J. Ahrens         March 1, 1996   Director of the Company
-------------------------
    Burton J. Ahrens

/s/ Ajit G. Hutheesing       March 1, 1996   Director of the Company
-------------------------
    Ajit G. Hutheesing

                                  EXHIBIT INDEX

 Exhibit Number        Description                                Page
 --------------        -----------                                ----
      4.1              1995 Incentive and Non-Qualified Stock
                       Option Plan.

      4.2              Form of Option Agreement under the
                       1995 Incentive and Non-Qualified Stock
                       Option Plan.

      5                Opinion of Shack & Siegel, P.C. with
                       respect to the legality of the shares of Common Stock being registered hereby.

     23.1              Consent of Shack & Siegel, P.C.
                       (contained in the Opinion filed as
                       Exhibit 5 hereto).

     23.2              Consent of Ernst & Young LLP.

     24                Power of Attorney (contained on the
                       signature page hereof).